Monaker Group, Inc. 8-K

Exhibit 99.1

Monaker Announces Pricing of Public Offering of Common Stock

WESTON, FL, April 25, 2019 — Monaker Group, Inc. (Nasdaq: MKGI) today announced the pricing of an underwritten public offering of 870,000 shares of its common stock at a price to the public of $2.00 per share. All of the shares in the offering are being sold by Monaker. The gross proceeds to Monaker from the offering, before deducting the underwriting discounts and commissions and other offering expenses, are expected to be $1.74 million. The offering is expected to close on or about April 29, 2019, subject to customary closing conditions. In addition, Monaker has granted the underwriters a 45-day option to purchase up to an additional 130,500 shares of its common stock at the public offering price, less underwriting discounts and commissions.

The underwriters have agreed to sell 75,000 shares of common stock to an entity controlled by Donald P. Monaco, a director and chairman of our board, 100,000 shares of common stock to an entity controlled by Simon Orange, a member of our board, and 25,000 shares of common stock, to William Kerby, our Chief Executive Officer and member of the board, at the $2.00 per share public offering price.

Roth Capital Partners is acting as the sole book-running manager for the offering. Aegis Capital Corp. is acting as a co-manager for the offering.

A shelf registration statement relating to the shares was filed with the Securities and Exchange Commission (the “SEC”) and became effective on July 2, 2018. Copies of the final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and, when available, may be obtained from Roth Capital Partners, LLC, 888 San Clemente, Suite 400, Newport Beach, CA 92660, or (800) 678-9147.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Monaker Group, Inc.

Monaker Group, Inc., is a technology-driven travel company focused on delivering innovation to the alternative lodging rental (ALR) market. The Monaker Booking Engine (MBE) provides access to more than 2.6 million instantly bookable vacation rental homes, villas, chalets, apartments, condos, resort residences, and castles. MBE offers travel distributors and agencies an industry first: a customizable, instant-booking platform for alternative lodging. For more about Monaker Group, visit www.monakergroup.com.

Important Cautions Regarding Forward Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinions, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Monaker believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  Factors that may cause such a difference include risks and uncertainties related to completion of the public offering on the anticipated terms or at all, market conditions and the satisfaction of customary closing conditions related to the public offering. More information about the risks and uncertainties faced by Monaker is contained in, in and incorporated by reference in, the section captioned “Risk Factors” in the preliminary prospectus supplement related to the public offering and are detailed from time to time in Monaker’s periodic reports filed with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the company.